Exhibit 10.67

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSE AND DISTRIBUTION AGREEMENT

THIS LICENSE AND DISTRIBUTION AGREEMENT is made and entered into as of 21st day of July 2008, by and between ANESIVA, Inc., a Delaware corporation, having a principal place of business at 650 Gateway Boulevard, South San Francisco, California 94080, United States (hereinafter referred to collectively as, “ANESIVA”) and Lee’s Pharmaceutical (HK) Limited with its principal place of business at Unit 110-111, Bio-Informatics Centre, No. 2 Science Park West Avenue, Hong Kong Science Park, Shatin, New Territories, Hong Kong (hereinafter referred to as “LPL”), which hereby agree as follows:

RECITALS

WHEREAS ANESIVA owns or holds exclusive rights to patents, the Specifications and Test Methods relating to the manufacture and use of their proprietary Product (as such term is hereinafter defined), and development, marketing, sales and distribution rights for the Product; and

WHEREAS ANESIVA owns certain trade names, trademarks, logos, emblems and indicia of origin which are used in association with the Product, and

WHEREAS LPL is desirous of obtaining from ANESIVA the exclusive right and license to market and sell the Product as well as the methods and Specifications and Test Methods (as such term is hereinafter defined) in the Territory (as such term is hereinafter defined) under the Proprietary Marks (as such term is hereinafter defined), upon the terms and subject to the conditions hereinafter set forth; and

NOW, THEREFORE, this Agreement witnesses that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby covenant and agree with each other as follows:

1.	Definitions

Where used in this Agreement the following terms shall have the following meanings:

1.1. “Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person is deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; and the term “controlled” has a corresponding meaning.

1.2. “Agreement” means this Agreement as is or it may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular Section (hereinafter “§”)or other portion of this Agreement.

CONFIDENTIAL

1.3. “Business Day” shall mean a day other than Saturday, Sunday or any day on which banks located in the Territory, are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

1.4. “Commercially Reasonable” shall mean a Party’s reasonable efforts and diligence in manufacturing and commercializing the Product in accordance with its business, legal, medical and scientific judgment, such reasonable efforts and diligence to be in accordance with the efforts and resources the Party would use for a product owned by it or to which it has rights, which is of similar market potential at a similar stage in its product life, taking into account the competitiveness of the marketplace, the ability of a contract manufacturer to deliver product, the proprietary position of the compound, the regulatory structure involved, the profitability of the applicable Product, and other relevant factors including, without limitation, technical, legal, scientific, clinical or medical factors.

1.5. “Documents” means, collectively, all books, pamphlets, bulletins, memoranda, letters, notices or other publications or documents prepared by or on behalf of ANESIVA for use by LPL setting forth information, standards, requirements, operating procedures, instructions or policies relating to release testing for the Product.

1.6. “Effective Date” shall mean the date of last signature of the Parties hereto.

1.7. “Field of Use” means use of Product as a topical local anesthetic.

1.8. “GMP” shall mean current Good Manufacturing Practices promulgated by U.S. Food and Drug Administration.

1.9. “Government Regulatory Authority” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States of America, SFDA in the Territory and/or other political subdivision in the Territory or other governmental instrumentality of a United Nations recognized sovereign state having subject matter jurisdiction over the Product(s) as the case may be.

1.10. “Generally Accepted Accounting Principles” shall mean accounting rules used to prepare, present, and report financial statements for a wide variety of entities, including publicly-traded and privately-held companies, non-profit organizations, and governments. Generally GAAP includes local applicable Accounting Framework, related accounting law, rules and Accounting Standard.

1.11. “Gross Margin” means the difference between the Gross Sales and Manufacturing Cost.

1.12. “Gross Sales” shall mean, in accordance with the Generally Accepted Accounting Principles published by the Financial Accounting Standards Board of the United States, the amount invoiced by LPL or its Affiliates for sales of the Product in the Territory to a third party, other than to Affiliates, less the value-added tax and other similar sales taxes related to the sale of the Licensed Product to the extent included in the gross invoice.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

1.13. “Improvements” means any future innovations, inventions, designs, plans, drawings, specifications, techniques, data and technical information relevant to the use (indications) or sale of the Product including, but not limited to, modified packaging.

1.14. “Law” or “Laws”, as the case may be, shall mean all laws, statutes, rules, regulations, ordinances, guidelines and other pronouncements having the effect of law in any country with jurisdiction over either of the Parties and/or Product(s) or any domestic or foreign state, province, county, city or other political subdivision or of any Health Registration Authority or Regulatory Authority in the Territory.

1.15. “License” shall mean the right granted by ANESIVA to LPL for the distribution of the Product in the Territory either on its own or through LPL’s third party distributors.

1.16. “Exchange Rate” shall mean the spot Exchange Rate published in The Wall Street Journal as quoted by Reuters at 4:00 PM on the prior Business Day.

1.17. “Manufacturing Cost” shall mean, with respect to Product, the sum of the following, all of which shall be calculated in accordance with U.S. Generally Accepted Accounting Principles:

(a) The amounts paid by ANESIVA to any third party for (i) providing raw materials and packaging materials for producing the Product, (ii) manufacturing, filling and/or finishing Product or any component thereof, (iii) storing, insuring and packaging Product, and (iv) release and stability testing Product, including with respect to the foregoing, all taxes (other than income taxes) and customs duty charges imposed by governmental authorities with respect thereto, to the extent paid by ANESIVA and not reimbursed or refunded by a third party;

(b) The direct costs and charges incurred by ANESIVA in connection with the manufacture, filling, finishing, testing (including direct quality control and quality assurance activities), storing, insuring and packaging Product not otherwise accounted for pursuant to subsection (a) above; and

(c) A reasonable allocation of indirect labor, administration costs and facilities costs (including electricity, water, sewer, waste disposal, property taxes and depreciation over the expected life of buildings and equipment) attributable to the manufacture, filling, finishing, testing, storing, insuring and packaging of Product; provided that such indirect labor, administration costs and facilities costs shall only include an allocation, to the units or sections directly engaged in the activities listed in the subsection (b) above, of such indirect labor, administration costs and/or facilities costs incurred by ANESIVA.

Without limiting the generality of the foregoing provisions of this §1.17, Manufacturing Costs shall exclude, all costs and charges related to or occasioned by unused manufacturing capacity; the manufacture of other products at ANESIVA’s or a third party contractor’s facility; depreciation of property, plant or equipment not specifically related to manufacturing Product; allocation of administrative costs and general corporate overhead of ANESIVA or its third party contractors; ANESIVA’s cost of capital, whether or not such capital is attributable to the manufacturing of any Product; and any employee costs associated with equity incentive plans.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

1.18. “Marketing Authorization” shall mean the final approval of registrations and permits required by applicable Government Regulatory Authority in the Territory. In the People’s Republic of China, the Imported Drug License shall serve as the Marketing Authorization. In Hong Kong and Macau, the Certificate of Drug/Product Registration shall serve as the Marketing Authorization.

1.19. “Party” means a Party to this Agreement and any reference to a Party includes its successors and permitted assigns; “Parties” means every Party together.

1.20. “Person” shall mean any legal person including, for example, an individual, corporation, partnership, Limited Liability Company, trust, business trust, association, Joint Stock Company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity.

1.21. “Product” means ANESIVA’s powder intradermal injection system, comprising lidocaine hydrochloride monohydrate, 0.5 mg, indicated for use on intact skin to provide topical local analgesia prior to venipuncture or peripheral intravenous cannulation and marketed in the United States under the brand name Zingo™.

1.22. “Proprietary Marks” means the marks, trademarks, trade names and other commercial symbols and related logos relating to the Product for use in the Territory, together with such other trade names, trademarks, symbols, logos, distinctive names, service marks, marks, logo designs, insignia or otherwise which may be designated by ANESIVA. The trademark for the Product is “Zingo”.

1.23. “Quality Assurance Department” or “QA” shall mean the group or department that performs the quality review functions. QA reviews and approves quality-related documents and procedures.

1.24. “Specifications and Test Methods” means the Specifications, the documents, and all information and data relating to techniques for, methods of or practices of release testing for the Product.

1.25. “Specifications” means all specifications, methods, applications, criteria, qualities, requirements and all other information in connection with the use, handling, distribution, marketing and/or sale of the Product published, promulgated or conveyed by or on behalf of ANESIVA to LPL in any manner whatsoever, including any manual, specification booklet, letter, notice, memorandum or other written from, from time to time.

1.26. “Serious Adverse Events” shall mean any adverse experience that result in any of the following outcomes: death, a life-threatening experience, inpatient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening or require hospitalization may be considered a Serious Adverse Event when, based upon appropriate medical judgment, they may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

1.27. “SFDA” means the Chinese State Food and Drug Administration.

1.28. Trademark License. ANESIVA shall grant to LPL an exclusive license to use and display one or more of ANESIVA’s trademarks in the Territory as set forth in §2.4, consistent with ANESIVA’s trademark usage guidelines (“Guidelines”). All Products shall be branded and marked as specified by the Guidelines.

1.29. “Term” of the Agreement shall have the meaning set forth in §2.1.

1.30. “Territory” shall mean People’s Republic of China, Hong Kong and Macau.

1.31. “Transfer Price” shall have the meaning set forth in §4.5.

1.32. “[*]” shall mean a [*] used for [*] of a [*] device. The [*] is not intended to work as a [*] and does not provide any [*].

2. Terms, Grant of Licences, Regulatory Submissions and Drug Release Testing, and Governance

2.1. The sole and exclusive license granted in this §2 shall have a Term composed of the [*] and any [*] or [*].

2.2. The Initial Term shall begin as of the Effective Date of this Agreement between the Parties and shall continue in effect until [*] from the date of the first launch of the Product in the Territory [*].

2.3. [*] shall be the [*] of this Agreement for [*] of [*] from [*] or [*], unless [*] notifies the [*] that it does not intend to [*] no less than [*] prior to the [*] of the [*] or any [*].

2.4. Subject to the provisions of this Agreement, and solely during the Term, ANESIVA hereby:

(a) covenants and agrees to license exclusive right to the Product [*] to LPL in the Territory to enable LPL to promote, market and sell the Product in the Territory;

(b) grants to LPL the exclusive right and license to use the Proprietary Marks and trademarks in connection with the marketing, distribution and sale of the Product within the Territory; and

(c) grants LPL a royalty-bearing license to all intellectual property related to the Product including, but not limited to, the Proprietary Marks for LPL’s use in the Territory as may be necessary and required under the Laws and regulations and a fully paid license to all governmental authorizations, product documentation, marketing materials and the like. All costs associated with registering or maintaining the Proprietary Marks or other intellectual property will be [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

2.5. During the Term of the Agreement, LPL shall be responsible for the application, prosecution and maintenance of Marketing Authorizations in the Territory for the Product, with the Imported Drug License being held in ANESIVA’s name in the People’s Republic of China and the Certificate of Drug/Product Registration being held in LPL’s name in Hong Kong and Macau under the following conditions:

(a) LPL agrees to [*] the Marketing Authorization application and maintenance [*] which are [*] to SFDA, including [*] related to any required amendments to the initial application. LPL shall be responsible for filing an application for a Marketing Authorization in the Territory for the Product as soon as LPL prepares an approvable dossier, but in no event [*] as well as the sNDA for the adult indication now under US FDA review from ANESIVA and after ANESIVA’s initial discussions with the Chinese SFDA for its Product manufacturing Joint Venture. LPL will keep ANESIVA updated regarding the status of the Approvals and will provide ANESIVA with copies of all Approvals upon issuance. Upon termination of the Agreement, LPL will assign or cause to be assigned to ANESIVA (or another entity designated by ANESIVA) all Approvals, to the extent such assignment is legally permissible.

(b) ANESIVA agrees to provide LPL with a current and complete copy of the U.S. approved regulatory dossier for the Product and to supplement this regulatory dossier as new data or information becomes available. LPL agrees to modify this dossier in accordance with the requirements of the Territory for submission in the Territory. In order to facilitate ANESIVA’s support, LPL shall provide copies of the SFDA correspondence documents and any submissions to SFDA translated into English with appropriate certification.

(c) ANESIVA agrees to support LPL in addressing any SFDA questions subsequent to submission and approval.

(d) LPL and ANESIVA will [*] of any SFDA manufacturing site inspection that requires longer than [*] on site at ANESIVA or ANESIVA’s contract manufacturer. In the case where SFDA requires a manufacturing change that is not required by either U.S. or EU regulatory authorities, then this change will be paid for by [*].

(e) The Parties shall [*] determine the specific drug release testing requirements for the Territory pursuant to Territory Law and shall negotiate in good faith the [*] and costs for such release testing for shipment of Product for human use in the Territory.

2.6. Both Parties shall appoint a project leader within [*] of signing this Agreement, through which all communications regarding this Agreement will be initially directed. The project leaders will facilitate direct communication between functional experts, decision making individuals and other personnel as needed to manage activities under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

3.	Proprietary Rights

3.1. ANESIVA shall register the Proprietary Marks and such other intellectual property rights as required for the Territory within a Commercially Reasonable time after its execution of this Agreement if such Proprietary Marks and other intellectual property rights have not already been registered. All registrations shall be at [*].

3.2. LPL confirms that all rights, title and interest in the Proprietary Marks or related to the Proprietary Marks are the sole property of ANESIVA, and this Agreement shall not operate to convey any interest or rights in the Proprietary Marks to LPL.

3.3. ANESIVA shall include the applicable Proprietary Marks on all packages of the Product delivered to LPL (or as directed by LPL to its customs brokers). LPL shall make use of the Proprietary Marks in all materials and activities related to the marketing, sale and distribution of the Product. The Proprietary Marks used by LPL shall comply with the form of the Proprietary Marks as registered in the Territory.

3.4. At all times, LPL shall use the ANESIVA registered trademarks in reference to the applicable Product in the Territory unless prohibited by Law of the Territory. In any such event, ANESIVA and LPL shall meet to resolve any such legal prohibition in accordance with the Laws and regulations of the Territory.

4.	Payment and Prices

4.1. LPL shall pay ANESIVA a [*] of [*] will be paid within [*] of signing of this Agreement.

4.2. LPL shall pay ANESIVA a [*] of [*] upon the [*] for the Product in the Territory [*]. The [*] will be paid within [*] from issuance of the Imported Drug License.

4.3. LPL shall purchase the Product from ANESIVA at ANESIVA’s Manufacturing Cost. Such payments shall be made [*] after the Product is received by LPL and subject to inspection by LPL.

4.4. Royalty on Sales: LPL shall pay a [*] royalty rate of [*] of Gross Margin as royalty payment to ANESIVA, to be paid in US Dollars at the end of every calendar quarter.

4.5. Transfer Price: ANESIVA shall supply the Product at Manufacturing Cost. Transfer Price for the Product shall in no instance be [*] per unit during the term of the Agreement. At the end of any [*] but not later than [*] after the end of the year, ANESIVA shall deliver to LPL a true and accurate report of actual Manufacturing Costs for such calendar year together with a detailed description of Manufacturing Costs for such year.

4.6. At the end of any [*] and within [*] after the publication of LPL quarterly report but not later than [*] after the end of the [*], LPL shall deliver to ANESIVA a true and accurate report of royalties payable for such [*], including the calculation of Gross Margins. Any payments due under this Agreement shall be made in United States Dollars, calculated based on Exchange Rate at the date of the report of Manufacturing Costs for such quarter submitted by ANESIVA under §4.5 and shall be

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

paid by wire transfer to a bank and account designated in writing by ANESIVA. For payments, ANESIVA will submit written invoices. Payment of each such invoice not subject to a good faith dispute will be due in full within [*] following receipt of invoice. Invoices shall be sent to the following address:

Lee’s Pharmaceutical (HK) Limited

Unit 110-111, Bio-Informatics Centre,

No. 2 Science Park West Avenue,

Hong Kong Science Park,

Shatin, New Territories, Hong Kong

Wire instructions to ANESIVA are as follows or as amended on sent invoices:

Account Name:	[*]
Bank Name:	[*]
[*]
[*]
[*]
[*]
Routing/ABA Number:	[*]

4.7 ANESIVA shall have the right to audit Gross Sales by giving a [*] notice to LPL. LPL shall allow access to all sales and accounting records related to the Product to ANESIVA’s appointed audit firm. Such audit is limited to [*] time per calendar year and could cover a period of [*]. In the event that actual Gross Sales are more than [*] less than LPL reported for any calendar quarter audited, then LPL shall bear the cost of the audit.

5.	Product Supply, Shipping, Ordering

5.1. Product sold to LPL for use in the Territory shall be in [*] for commercial sale and are FCA (INCOTERMS 2000) ANESIVA’s manufacturing plant (or any plant of a designated contract manufacturer) or at such other place as the Parties may mutually agree from time to time.

5.2. In consideration of the rights granted to LPL by ANESIVA pursuant to the provisions of §2, LPL will exclusively purchase its needs for the Territory of the Product subject to this license from ANESIVA (or from a contract manufacturer designated by ANESIVA) during the [*] or any [*] or [*] of the Agreement.

5.3. In this regard, LPL agrees to:

(a) provide ANESIVA a [*] rolling forecast in unit terms [*] prior to each [*]. The first [*] of the [*] forecast shall be [*]. ANESIVA will acknowledge acceptance of the forecast within [*]. LPL will place a purchase order (PO) for each [*] prior to the [*] of the [*]. ANESIVA will acknowledge the PO within [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

(b) provide ANESIVA with not less than [*] lead time on: (i) all Product orders; (ii) all packing/labelling specifications for shipping; and (iii) all orders for literature and marketing materials, if any; and

(c) [*] prior to anticipated launch of the Product in the Territory, LPL will provide ANESIVA with the first [*] rolling unit forecast from launch date and a [*] forecast. [*] on [*], LPL will provide ANESIVA a [*] forecast for the next [*].

5.4. Minimum purchase order volume for the Territory will be [*]. ANESIVA shall package and deliver Product ordered by LPL no later than [*] after receipt of such order. For the product supply to the [*] prior to the Marketing Authorization from the SFDA, LPL shall be entitled to the purchase orders less than [*]. Minimum purchase order volume applies only after the Marketing Authorization is approved in the Territory [*].

5.5. The Product supplied to LPL or its designee shall have a shelf life of at least [*] with at least [*] shelf life remaining at delivery. ANESIVA shall not be required to replace Product held in inventory by LPL whose shelf life has expired.

5.6. Product orders shall be packed and labelled by ANESIVA for international shipping, as specified by LPL and picked up by the customs broker or shipping agent specified by LPL at ANESIVA’s manufacturing facility or at any other mutually agreeable location pursuant to §5.1 above.

(a) LPL shall comply with the Specifications and ensure that packaging, labelling and delivery of the Product is in accordance with the applicable standards and Laws in the Territory; and

(b) LPL shall prepare[*], labels and package inserts for the Product in compliance with GMPs and the Marketing Authorization. LPL shall provide copy artwork in a format specified by ANESIVA for all printed components including product label, pouch, insert, carton, and shipper label content. LPL shall send such copy artwork to ANESIVA to obtain ANESIVA’s suggested changes and final written approval. ANESIVA shall then source such labels and packages from approved vendors at [*].

5.7. ANESIVA shall supply the Product to LPL solely from its Chinese JV company Wanbang Anesiva (Jiangsu) Biotech Co., Ltd, so that supply of Product will be available for LPL to commercialize as soon as practical after ANESIVA’s China manufacturing site is approved in accordance with Chinese laws. ANESIVA shall use diligent efforts to continuously supply adequate quantities of the Product to meet LPL’s forecasted demand.

5.8. ANESIVA shall refrain from directly or indirectly selling the Product in the Territory to any Third Party during the Term of this Agreement unless authorized in writing by LPL.

5.9. All [*] incurred by [*] in the [*] and in carrying out its obligations under this Agreement shall be borne by [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

6.	Quality Agreement; Pharmacovigilance Agreement

6.1. LPL and ANESIVA shall comply with the terms and conditions of the Quality Assurance Agreement, which will be agreed by the Parties and signed within [*] after the signing of this Agreement.

6.2. During the term of this Agreement and any renewal thereof, ANESIVA agrees to, in accordance with the Quality Agreement:

(a) assist LPL in the handling, sales and service of the Product by transmitting to LPL such Specifications and other information reasonably required by it for such handling, sales and service as is available to ANESIVA, including copies of the Documents, and to advise LPL in writing, in advance of any change to the Specifications or shipping, storage or handling procedures for the Product; and

(b) furnish to LPL such continuing technical assistance and guidance as is from time to time reasonably required by LPL; however, in no event ANESIVA’s response to such request for technical assistance shall be no more than [*] after receipt of such request; and

(c) upon and subject to the terms and conditions of this Agreement, manufacture, or cause a third Party to manufacture, and to supply LPL with a sufficient supply of the Product to meet the needs of the Territory. Such Product shall be manufactured and packaged in accordance with GMP and shall conform to the specifications for the product as contained in the Marketing Authorization applications; and

(d) retain a reasonable and customary number of sample Product for quality assurance and control purposes (LPL agrees that any samples provided for QA/QC purposes shall not enter the commercial stream).

6.3. ANESIVA acknowledges and agrees that the implementation of this Agreement requires the co-operation of both Parties and that the ability of each Party to carry out its obligations hereunder shall be dependent upon the other Party performing its obligations (including its responsibilities pursuant to the Quality Assurance Agreement and the Pharmacovigilance Agreement).

6.4. The Parties agree to develop and execute a Pharmacovigilance Agreement, and a Quality Agreement that addresses any additional customer service, quality assurance, quality control, recall, adverse drug event reporting, or other regulatory issues that may arise as a result of LPL’s obligations under this License and Distribution Agreement. A draft of such a quality and/or pharmacovigilance agreement will be executed within [*] days of this Agreement.

7.	Representations and Warrants of ANESIVA

ANESIVA hereby represents and warrants to and in favour of LPL as follows:

7.1. ANESIVA is a corporation duly incorporated validly subsisting under the Laws of the State of Delaware and has the corporate power to enter into this Agreement and to perform its obligations hereunder.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

7.2. This Agreement has each been duly authorized, executed and delivered by ANESIVA and is a legal, valid and binding obligation of ANESIVA.

7.3. ANESIVA has the right to enter into this Agreement and to grant to LPL the licensing arrangements outlined herein.

7.4. As of the Effective Date:

(a) to the best of ANESIVA knowledge, the use or practice of the Specifications and Test Methods do not infringe any patent right owned by any third Party in the Territory;

(b) ANESIVA is the sole record and beneficial owner or exclusive licensee of the Specifications and Test Methods in the Territory; and

(c) ANESIVA has not granted any other licences or rights of any kind in the Product or the Specifications and Test Methods to any third Party in the Territory other than licenses in connection with manufacturing of the Product granted to Wanbang Anesiva (Jiangsu) Biotech Co. Ltd.

7.5. ANESIVA expressly warrants and represents that the Product supplied to LPL shall conform to the Specifications therefore and be free from known defects; be manufactured in accordance with GMP and such other applicable Laws and regulations in the Territory and in accordance with the approved Product specifications therefore in the Territory and in accordance with the Quality Agreement; and be fit for the intended use.

7.6. The execution and delivery of this Agreement does not conflict with or violate any requirement of applicable Laws or regulations on the part of ANESIVA.

8.	Representations and Warrants of LPL

LPL hereby represents and warrants to and in favour of ANESIVA as follows:

8.1. LPL is a corporation duly incorporated validly subsisting under the Laws of the People’s Republic of China and has the corporate power to enter into this Agreement and to perform its obligations hereunder.

8.2. This Agreement has each been duly authorized, executed and delivered by LPL and is a legal, valid and binding obligation of LPL.

8.3. LPL has the right to enter into this Agreement and to receive from ANESIVA the licensing arrangements outlined herein.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

8.4. The execution and delivery of this Agreement do not conflict with or violate any requirement of applicable Laws or regulations on the part of LPL.

9.	Notification of Side-Effects and Regulatory Requirements

LPL and ANESIVA shall comply with the terms and conditions of the Pharmacovigilance Agreement, which shall comply with the Adverse Event Reporting Requirements and shall be finalized within [*] after signing this License and Distribution Agreement.

10.	Confidentiality and Public Disclosure

10.1. The Parties expressly agree that confidentiality provisions will be covered by the previously executed Confidential Disclosure Agreement (“CDA”) dated [*], and is made a part hereof and incorporated by reference. All terms, conditions and provisions of the original CDA, unless specifically modified herein, are to apply to this Agreement with respect to confidentiality and are made a part of this Agreement as though expressly included; provided, however, the CDA shall be extended in duration for the period ending with the expiration or sooner termination of this Agreement or until it expires as set forth in the CDA, whichever term is longer.

10.2. Except for such disclosure as is deemed necessary, in the reasonable judgment of a Party, to comply with applicable Laws, no announcement, news release, public statement, publication, or presentation relating to the existence of this Agreement, the subject matter hereof, or either Party’s performance hereunder will be made without the other Party’s prior written approval, which approval shall not be unreasonably withheld. The Parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement.

10.3. Neither Party shall be required to seek the approval of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with §10.1, provided that such information remains accurate and complete.

11.	Termination

11.1. ANESIVA shall have the right to terminate this Agreement, without prejudice to the enforcement of any other legal right or remedy, immediately in the event of the default in the due and punctual payment of any amount payable under this Agreement by LPL to ANESIVA when and as same shall become due and payable, and such default shall continue and be uncured for a period of [*] after written notice thereof has been given to LPL.

11.2. After the Term or after any extension periods under §2.3, LPL shall have a [*] license[*] to [*] the Product in the Territory under the Know-How, Registrations and/or Registration Dossier and the Trademark, if applicable, provided that LPL [*] from ANESIVA at a [*] between the Parties as to be consistent with the then current market conditions. It is understood between the Parties that this Clause shall not apply in case of termination of this Agreement by ANESIVA due to material breach by LPL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

11.3. ANESIVA shall have the right to prematurely terminate this Agreement, with at least [*] prior notice, [*].

11.4. Notwithstanding any other termination rights set forth in this Agreement, either Party shall be entitled at any time, by written notice to the other, to terminate this Agreement immediately if the other Party commits or permits a material breach or default of any of the provisions of this Agreement and fails to remedy or cure such breach or default within ninety (90) days after receipt of written notice by the non-breaching Party.

11.5. ANESIVA may prematurely terminate this Agreement with at least [*] prior notice in writing with respect to the Territory if the unit Product sales are less, for [*], than [*] of the annual forecasted sales units in §5.3.

11.6. Either Party shall be entitled at any time, by written notice to the other, to terminate this Agreement immediately if (i) the other Party makes an assignment of this Agreement for the benefit of its creditors; (ii) the other Party is adjudicated bankrupt or becomes voluntarily or involuntarily subject to any liquidation proceedings for the benefit of its creditors, or (iii) a receiver of the property of the other Party is appointed or if any judgment or execution against it or its property remains unsatisfied for such period which would permit its property or any substantial part thereof to be sold.

11.7. Upon termination of this Agreement for any reason, the following shall apply:

(a) LPL shall immediately cease marketing and selling the Product in the Territory, the use of the Specifications and Test Methods and the Proprietary Marks;

(b) LPL shall have no further rights to market or sell, directly or indirectly, the Product;

(c) LPL shall forthwith deliver to ANESIVA original copies of all documents and records in its possession in connection with regulatory approvals applied for or obtained in the Territory referred to in §2.5; and

(d) LPL shall return or destroy, at ANESIVA’s discretion, any unsold Product, or if permitted by ANESIVA, LPL may sell all Product held in inventory or in the process of production at the time of such expiration or termination, provided that LPL shall pay to ANESIVA all amounts which would have been required to be paid under this Agreement through the date of final sale of all Product.

11.8. All in-Territory Product licenses, registrations or Marketing Authorizations will be transferred to ANESIVA if these are held in the name of LPL its designates, importers or promoters where allowed by Law [*] necessary to accomplish any such transfer or transfers as the case may be due to termination under this §11.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

11.9. The Parties agree that this Agreement may be assigned to any successor corporations with the prior written permission of the other Party, which permission shall not reasonably be withheld.

11.10. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination and the provisions of the Pharamcovigilance and/or Quality Agreement as it pertains to recalls, §11.7(c) as it pertains to transfer of the Marketing Authorizations, §10, §11.8, §14, §15 and §16 through §25 shall survive any expiration or termination of this Agreement.

12.	Sales Training and [*]

12.1. Whenever possible, representatives of LPL may attend a regularly scheduled ANESIVA training session, at LPL’s expense, and be certified to train LPL sales representatives to demonstrate, market, and sell the Product. In the event that attendance at such a training session is not possible, an ANESIVA representative will train LPL trainers at a mutually convenient time and place. ANESIVA will provide LPL copies of training materials for training at LPL facilities.

12.2. [*] can be purchased [*] by LPL. Such [*] will exclusively be used to generate sales from customers through local clinical evaluations and will not be sold under any circumstances. At [*] prior to an anticipated launch, LPL will provide ANESIVA with the first [*] rolling forecast of [*] from launch date.

12.3. The label and instructions on the [*] shall be in English language only at delivery, and LPL may re-label the [*] according to the customs, applicable standards and Laws of the Territory. All relabeling shall be done at [*].

13.	Marketing

13.1. LPL shall [*] in the marketing and selling of the Product throughout the Territory during the [*] of this Agreement and [*] or [*] thereof. During the term of this Agreement, LPL will commit to providing a [*] of resources of the Product to customers who may reasonably be expected to purchase or recommend the purchase of any of the Product.

13.2. LPL shall send to ANESIVA, upon ANESIVA’s request no more frequently than [*] in any [*], a brief summary of the most important promotional activities connected with the Product, the activities of LPL’s sales forces in promoting the Product, including information relating to market developments and acceptance of the Product in the Territory.

13.3. ANESIVA will provide [*] of [*] of any [*] used in the United States of America to market, promote or sell any the Product.

13.4. Should LPL elect to use any of the [*] prepared for the United States market without modification [*], ANESIVA will assist LPL in obtaining a [*] of such [*] from current vendors. Any costs incurred to obtain these [*] will be [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

13.5. ANESIVA will also provide [*] of any [*] used to [*] the Product so LPL can maintain a [*] for the Product. The cost for any [*] generated from these [*] will be [*].

(a) LPL further represents and warrants that any locally produced marketing materials will fully comply with any applicable standards, Territory Law or Territory Regulatory Authority regulation in all respects. LPL will market and sell the Product in accordance with applicable Laws of the Territory, including, without limitation, in accordance with any certification required by a legislated or regulatory body, if applicable; and

(b) LPL shall comply with all Laws and regulations in any applicable country with jurisdiction over the Parties or with jurisdiction over the subject matter of this Agreement, including but not limited to, if applicable, the Laws of People’s Republic of China, United States of America and/or any applicable Laws in the Territory relating to the marketing and sale of the Product within the Territory and to obtain any and all required permits, certificates and licenses in connection with the foregoing; and

(c) Any significant changes or amendments to Product packaging must be approved in advance by LPL and ANESIVA by mutual agreement.

13.6. LPL shall refrain from directly or indirectly selling the Product outside of the Territory during the term of this Agreement.

13.7. LPL shall not [*] any [*] (other than the Product) having same active ingredient and same method of application during the Term of this Agreement.

14.	Insurance

14.1. ANESIVA shall, at its sole cost and expense, take out and keep in full force and effect throughout the term of this Agreement and any renewal thereof, such insurance coverage, including but not limited to Product liability insurance coverage, in an amount that is customary in the pharmaceutical industry. All costs in connection with the placing and maintaining of such insurance coverage shall be borne solely by ANESIVA.

14.2. LPL, as soon as it is available in the Territory, shall take out and keep in full force and effect for the term of this Agreement and any renewal thereof, such insurance coverage as required by Laws in the Territory protecting against loss or damage occurring in connection with the local negligent handling and negligent sale of the Product in the Territory. All costs in connection with the placing and maintaining of such local insurance coverage in the Territory shall be [*] at the sole discretion of [*].

14.3. Copies of all policies or certificates of insurance and any renewals thereof, shall be delivered promptly by LPL to ANESIVA as requested from time to time throughout the term of this Agreement and any renewal thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

15.	Indemnification and Liability

15.1. LPL shall defend, indemnify and hold harmless ANESIVA from and against all losses, liabilities and expenses (including reasonable attorneys’ fees) for personal injury or property damage to a third Party arising out of the use of the Product marketed by LPL its affiliates insofar as any such claim for loss, liability and expense is based upon negligence of LPL its affiliates in the handling and marketing of such Product. ANESIVA shall give LPL prompt written notice of any such claim. LPL shall be entitled to assume complete control of the defense of such claim. ANESIVA shall render such assistance to LPL as may be reasonably requested by LPL, and LPL shall reimburse ANESIVA for its reasonable out-of-pocket expenses incurred in rendering such assistance.

15.2. ANESIVA shall defend, indemnify and hold harmless LPL from and against all losses, liabilities and expenses (including reasonable attorneys’ fees) for (i) personal injury or damage arising out of the use of the Product, provided the claim for such loss, liability and expense is based upon product liability or negligence of ANESIVA, its affiliates, subsidiaries or licensees in the Specifications, the Specifications and Test Methods, Improvements, manufacture or marketing of such Product or (ii) any suit or proceeding brought against LPL insofar as such suit or proceeding is based on a claim that the Specifications and Test Methods and Improvements to any Product (save to the extent that the Product concerned, or any part thereof, has been developed as a result of additional technology methods or compositions of LPL) constitutes an infringement of any patent, copyright, trade secret or other intellectual property right of any person other than ANESIVA or LPL. For greater certainty, in no event shall ANESIVA have any liability (whether direct or indirect, in contract or tort or otherwise) to LPL or any other person asserting claims on behalf of or in right of LPL hereunder which have resulted primarily from the negligence or wilful misconduct of LPL or its representatives. LPL shall give ANESIVA prompt written notice of any such claim. ANESIVA shall be entitled to assume complete control of the defense of such claim. LPL shall render such assistance to ANESIVA as may be reasonably requested by ANESIVA, and ANESIVA shall reimburse LPL for its reasonable out-of-pocket expenses incurred in rendering such assistance.

16.	Force Majeure

The Parties hereto shall not be liable for any damage if the performance of all or parts of this Agreement is hindered or prevented by causes beyond the performing Party’s control and without its fault or negligence, including but not limited to acts of God or of public enemy, nuclear incidents, acts, Laws, orders or regulations of any Government Regulatory Authority or department or agency thereof acting in either its sovereign or contractual capacity, fires, floods, epidemics, earthquakes and other natural disasters, quarantine restrictions, strikes, work stoppages, slowdowns or other job actions, changing market conditions, freight embargoes, shortages of fuel or other items, delays in transportation, boycotts, unusually severe weather and riots, insurrections, revolutions, wars or other civil or military disturbances.

17.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter herein contained, and its execution has not been induced by, nor do either of the Parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement has been equally negotiated between the Parties and shall

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

not be construed or interpreted unequally against either Party. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by each of the Parties hereto and any amendments; alterations or qualifications hereof shall not be binding upon or affect the rights of any Party who has not given its consent as aforesaid. All previous agreements or arrangements between the Parties, written or oral, relating to the subject matter hereof are hereby cancelled and superseded, except for the Confidentiality Agreement dated as of [*] between the Parties.

18.	Counterparts

This Agreement may be executed by the Parties in separate counterparts each of which when so executed and delivered in original form or by facsimile transmission shall be an original, but all such counterparts shall together constitute one and the same instrument, and shall be equally valid and binding on the Parties.

19.	Notices

All notices, requests, demands or other communications made by the terms hereof required or permitted to be given by one Party to the other shall be given in writing by personal delivery or by facsimile transmission, addressed to such other Party or delivered to such other Party as follows:

If to Lee’s Pharmaceutical (HK) Limited:	If to ANESIVA:
Lee’s Pharmaceutical (HK) limited	ANESIVA, Inc.
Unit 110-11, Bio-Informatics Centre	Attention: Legal
No2 Science Park West Avenue, Hong Kong Science Park – Hong Kong	650 Gateway Boulevard South San Francisco, CA 94080
Tel 00852 23141282	Tel: +1-650-624-9600
Fax 00852 23141708	Fax: +1-650-624-7540

or to such other address or by other means as the addressee may have specified by a notice given under this provision. Any such notice or other communication shall be deemed to have been given when received and, if sent by facsimile transmission, shall be deemed to have been given when the appropriate answerback is received.

20.	Severability

Should any of the provisions of this Agreement be or become unenforceable or invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of the Agreement and such unenforceable or invalid portion shall be severed from the remainder of this Agreement without effect on the remaining provisions.

21.	Waiver

The failure at any time to require performance of any provision of this Agreement shall not affect the full right to require performance at any later time. The waiver of a breach of any provision of this Agreement shall not constitute a waiver of the provision or of any succeeding breach.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

22.	No Assignment and Permitted Assignment

22.1. Neither Party shall, without the prior written consent (not to be unreasonably withheld or delayed) of the other Party having been obtained, assign or transfer this Agreement to any person or entity, in whole or in part, provided that, each Party may assign or transfer this Agreement to any Affiliate or to any successor by merger of such Party, or upon a sale of all or substantially all of such Parties assets or by operation of law, provided that such assigning Party shall remain liable for its obligations hereunder.

22.2. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

23.	Partnership, Agency Denied

This Agreement does not and shall not be construed to create any partnership, joint venture or agency whatsoever as between the Parties and neither Party shall, by reason of any provision herein contained, be deemed to be the partner, employee, contractor, joint venturer, agent or legal representative of the other nor shall either have the ability, right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on behalf of the other Party.

24.	Headings

The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

25.	Currency

Except as specifically noted otherwise, all monetary amounts stated in this Agreement are expressed in United States Dollars.

26.	Additional Obligations of LPL

26.1. Marketing and Promotion Costs. LPL will develop a promotional strategy and budget to support sales of Products in the Field of Use in the Territory, including preparation of all promotional materials to market Licensed Products. [*].

26.2. Sale of Products. LPL will use commercially reasonable efforts to commercialize and market the Products for in the Field of Use in the Territory, subject to reasonable coordination with ANESIVA. [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

27.	Improvements and Exchange of Information

27.1. Intellectual Property Ownership. ANESIVA shall retain all rights to improvements to or derivatives of its intellectual property, the Products, or related technology. LPL will not file any patents that cover any aspect of the Products, manufacture any Products or other devices embodying the technology or intellectual property owned by ANESIVA without a license from ANESIVA, and will assist in the enforcement in the Territory against any infringers of ANESIVA’s intellectual property rights. ANESIVA will maintain at its own expense all its intellectual property filings in the Territory.

27.2. Disclosure by LPL. LPL shall, at its own expense, promptly inform ANESIVA in writing of all Improvements and all other scientific data and information related to ANESIVA’s intellectual property, the Products, or related technology. LPL shall assign or caused to be assigned to ANESIVA ownership of all intellectual property rights related to the Improvements.

27.3. Disclosure by ANESIVA. ANESIVA shall, at its own expense, promptly inform LPL in writing of all Information and scientific data and information related to the Products which is reasonably necessary for LPL to comply with the Agreement. ANESIVA shall keep LPL informed of the status of all intellectual property right filings in the Territory.

27.4. Safety Reporting. The Pharmacovigilance and/or Quality Agreement will provide that LPL and ANESIVA shall report to each other any findings associated with the use of Products that may suggest significant hazards, contraindications, side effects, or precautions pertinent to the safety of Product. The Pharmacovigilance and/or Quality Agreement will also set forth the procedures for adverse event reporting. The pharmacovigilance in the Territory will be conducted by LPL including all the costs associated with it.

28.	Applicable Law/Dispute Resolution

The Parties shall make all reasonable efforts to amicably resolve any disputes which may arise out of or relating to the application of this Agreement through discussions between senior executives of the Parties. In the event that the Parties fail to resolve any dispute, the Parties will seek resolution through a non-binding mediation using a mutually acceptable industry expert. Only if all good faith attempts have failed, then the dispute shall be finally settled by arbitration under the rules of the International Chamber of Commerce applying the substantive laws of [*], by one (1) arbitrator appointed in accordance with the said Rules. The proceedings shall take place in [*] and shall be conducted in [*]. This provision shall not preclude the right of either Party to address any competent Court or Tribunal in respect of obtaining interim measures. Each Party shall bear its own costs in such dispute.

29.	No Consequential or Punitive Damages

NEITHER PARTY HERETO WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

30.	Singular and Plural Forms

The use herein of the singular form shall also denote the plural form, and the use herein of the plural form shall denote the singular form, as in each case the context may require.

31.	English Language

The Parties hereto have required that this Agreement and all documents and notices relating hereto be drawn up in the English language.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate, as of the Effective Date, by their duly authorized representatives.

READ AND ACCEPTED BY:
ANESIVA INC.

Per:	/s/ Michael L. Kranda

Name:	Michael L. Kranda

Title:	President & Chief Executive Officer

Date:	July 18, 2008

READ AND ACCEPTED BY:
Lee’s Pharmaceutical (HK) Limited

Per:	/s/ Dr. Benjamin Li

Name:	Dr. Benjamin Li

Title:	Chief Executive Officer

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

CONFIDENTIAL